EXHIBIT 107

Calculation of Filing Fee Table

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

(Form Type)

Airship AI Holdings, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(o)			$10,000,000	0.0001476	$1,476.00
	Equity	Common Warrants to purchase common stock(3)	457(g)			—	—	—
Fees to Be Paid	Equity	Common Stock issuable upon exercise of Common Warrants	457(o)			10,000,000	0.0001476	1,476.00
	Equity	Placement Agent’s Warrants(3)	457(g)			—	—	—
Fees to Be Paid	Equity	Common Stock issuable upon exercise of Placement Agent’s Warrants(4)	457(g)			1,000,000	0.0001476	147.60
			Total Offering Amounts			$21,000,000	0.0001476	$3,099.60
			Total Fees Previously Paid
			Total Fee Offsets
			Net Fees Due					$3,099.60

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the placement agent warrants to purchase the number of shares of our common stock (the “Placement Agent’s Warrants”) in the aggregate equal to ten percent (10%) of the shares of our common stock sold in this offering. The Placement Agent’s Warrants are exercisable for a price per share equal to 100% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Placement Agent’s Warrants is $1,000,000, which is equal to 100% of $1,000,000 (10% of $10,000,000).